Exhibit 99.1

Antero Resources Announces Pricing of Upsized $600 Million Offering of Senior Notes

DENVER, Colorado, December 7, 2016—Antero Resources Corporation (NYSE: AR) (“Antero” or the “Company”) announced today the pricing of its private placement to eligible purchasers of $600 million in aggregate principal amount of 5.0% senior unsecured notes due March 2025 at par. The offering is expected to close on December 21, 2016, subject to customary closing conditions.

Antero estimates that it will receive net proceeds of approximately $593 million, after deducting the initial purchasers’ discounts and estimated expenses, of which it intends to finance the redemption of its $525 million of outstanding 6.0% Senior Notes due 2020 and use the remaining net proceeds for general corporate purposes.

The securities to be offered have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws; and unless so registered, the securities may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws. The notes are expected to be eligible for trading by qualified institutional buyers in the United States under Rule 144A and outside the United States pursuant to Regulation S.

This press release is being issued pursuant to Rule 135c under the Securities Act and is neither an offer to sell nor a solicitation of an offer to buy the notes or any other securities and shall not constitute an offer to sell or a solicitation of an offer to buy, or a sale of, the notes or any other securities in any jurisdiction in which such offer, solicitation or sale is unlawful.

Antero Resources is an independent natural gas and oil company engaged in the acquisition, development and production of unconventional liquids-rich natural gas properties located in the Appalachian Basin in West Virginia and Ohio.

Cautionary Statements

This release includes “forward-looking statements” within the meaning of federal securities laws.  Such forward-looking statements are subject to a number of risks and uncertainties, many of which are beyond Antero’s control. All statements, other than historical facts included in this release, are forward-looking statements.  All forward-looking statements speak only as of the date of this release. Although Antero believes that the plans, intentions and expectations reflected in or suggested by the forward-looking statements are reasonable, there is no assurance that these plans, intentions or expectations will be achieved. Therefore, actual outcomes and results could materially differ from what is expressed, implied or forecast in such statements.  Nothing in this press release is intended to constitute guidance with respect to Antero Midstream.

Antero cautions you that these forward-looking statements are subject to all of the risks and uncertainties, most of which are difficult to predict and many of which are beyond the Company’s control, incident to the exploration for and development, production, gathering and sale of natural gas, NGLs and oil. These risks include, but are not limited to, commodity price volatility and continued low commodity prices, Antero’s ability to meet development and drilling plans, the Company’s ability to implement its hedge strategy and results, risk regarding the timing and amount of future production of natural gas, NGLs and oil, inflation, lack of availability of drilling and production equipment and services, environmental risks, drilling and other operating risks, marketing and transportation risks, the ability to satisfy applicable minimum volume requirements, regulatory changes, the uncertainty inherent in estimating natural gas, NGL and oil reserves and in projecting future rates of production, cash flow and access to capital, the timing of development expenditures, and the other risks described under the heading “Item 1A. Risk Factors” in Antero’s Annual Report on Form 10-K for the year ended December 31, 2015.

For more information, contact Michael Kennedy – SVP – Finance at (303) 357-6782 or mkennedy@anteroresources.com.